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                                                                 Exhibit 23.7(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 31, 2002, accompanying (i) the consolidated financial statements of Rstar Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the consolidated financial statements of Gilat Satellite Networks Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2001. We consent to the use of the aforementioned report in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-71422), and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP
June 25, 2002